UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2024

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (716) 805-1599
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATRO	NASDAQ Stock Market
Securities registered pursuant to Section 12(g) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.
Astronics Corporation (the “Company”) amended its existing credit facility on November 25, 2024 by entering into the Second Amendment (the “Amendment”) to the Seventh Amended and Restated Credit Agreement (the “Restated Agreement”), dated July 11, 2024, by and among the Company, the guarantors signatory thereto, HSBC Bank USA, National Association, as agent for the lenders, and the lenders signatory thereto. The Company entered into the Amendment in connection with the proposed offering of the Notes (as defined below) discussed in Item 8.01 of this Current Report on Form 8-K. The effectiveness of the Amendment is subject to the satisfaction or waiver of certain conditions, which the Company currently expects will be satisfied upon completion of the proposed Notes offering. If the Notes offering is not consummated, the Amendment will not become effective.
The Amendment increases the maximum aggregate amount that the Company can borrow pursuant to the revolving credit line under the Restated Agreement to $220 million from $200 million. Under the terms of the Amendment, the Company will now pay interest on the unpaid principal amount of the credit facility at a rate equal to SOFR plus a term SOFR adjustment in the amount of 0.10% per annum (which collectively shall be at least 1.00%) plus an applicable margin ranging from 2.75% to 3.25% (an increase of 0.25% to each such applicable margin) determined based upon the Company’s excess availability (as defined in the Restated Agreement). In addition, the Amendment modifies certain covenants in the Restated Agreement relating to the incurrence of the Notes. The Company and the applicable lenders have also agreed in a separate first amendment to increase the amount of unsecured indebtedness the Company is permitted to incur under the Restated Agreement, subject to completion of the Notes offering.
The above description does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01 Other Events.
On November 25, 2024, the Company issued a press release announcing that it intends to offer, subject to market and other conditions, $150,000,000 aggregate principal amount of Convertible Senior Notes due 2030 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, any securities, including the Notes or shares of the Company’s common stock, $0.01 par value per share.
* * *
This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,”

“estimate,” “feeling” or other similar expressions and include all statements with regard to the pricing and completion, timing and size of the proposed offering, the intended use of proceeds, and the terms of the Notes being offered. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially from what may be stated here include the trend in growth with passenger power and connectivity on airplanes, the state of the aerospace and defense industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes and delivery schedules, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, the impact of regulatory activity and public scrutiny on production rates of a major U.S. aircraft manufacturer, the need for new and advanced test and simulation equipment, customer preferences and relationships, the effectiveness of the Company’s supply chain, and other factors which are described in filings by the Company with the Securities and Exchange Commission. Except as required by applicable law, the Company assumes no obligation to update forward-looking information in this Current Report on Form 8-K whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Second Amendment to Seventh Amended and Restated Credit Agreement, by and among Astronics Corporation, the other borrowers and guarantors signatory thereto, HSBC Bank USA, National Association, as agent for the lenders, and the lenders signatory thereto
99.1	Press Release of Astronics Corporation, dated November 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated:	November 25, 2024	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer